Exhibit 3.1(c)(ii)

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                          AMERICAN CHECK EXCHANGE, INC.

               Pursuant to Arizona Revised Statutes, Sections 10-059, 10-061, and 10-062, AMERICAN CHECK EXCHANGE, INC. (the "Corporation"), an Arizona corporation, hereby certifies that:

               1. The present name of the Corporation is AMERICAN CHECK EXCHANGE, INC.

               2. The following Amendment to the Articles of Incorporation of the Corporation has been duly adopted.

                    The present Article I has been deleted, and a new
     Article I has been substituted which reads as follows:

                                   "ARTICLE I
                                    ---------

               The name of the Corporation is ANY KIND CHECK CASHING CENTERS, INC. (the 'Corporation')."

               3. The sole stockholder of the Corporation unanimously adopted the foregoing Amendment on December 31, 1985.

               4. There were four hundred (400) shares of the Corporation outstanding and entitled to vote the foregoing Amendment.

               5. All of the outstanding shares of the Corporation were voted in favor of the foregoing Amendment.

               6. The foregoing Amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

               7. The foregoing Amendment does not effect a change in the amount of stated capital of the Corporation.

               8. On December 31, 1985, the Board of Directors, by written consent, unanimously adopted a resolution setting forth the proposed Amendment and directing that it be submitted to the sole stockholder.

               IN WITNESS WHEREOF, AMERICAN CHECK EXCHANGE, INC., has given these Articles of Amendment to be signed and executed in its corporate name by its President and attested by its Secretary on this 31 day of December, 1985.

                                   AMERICAN CHECK EXCHANGE, INC.
                                   an Arizona corporation



                                   By/s/ George Brimhall
                                     ----------------------------
                                      George Brimhall, President



     A T T E S T:



     /s/ Leland J. Buttle
     ------------------------------
     Leland J. Buttle, Secretary

     STATE OF ARIZONA    )
                         )  ss.
     County of Maricopa  )

               I, the undersigned, a Notary Public in and for the jurisdiction aforesaid, do certify that on December 31, 1985, personally appeared GEORGE BRIMHALL and LELAND J. BUTTLE, President and Secretary, respectively, of AMERICAN CHECK EXCHANGE, INC., an Arizona corporation, and in the name of and on behalf of the Corporation acknowledged the foregoing Articles of Amendment to be the corporate act of the Corporation and who made oath in due form of law that the matters set forth in these Articles of Amendment are true to the best of their knowledge, information, and belief.

               WITNESS MY HAND AND SEAL on the day and year first above written.


                                        [signature illegible]
                                        -------------------------
                                        Notary Public



     My Commission Expires:



     May 3, 1988
     -----------------------------------






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